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                                OPTION AGREEMENT

     This Option Agreement (this "Agreement") is made and entered into as of August 7, 1997 by and between MARINA WESTSHORE PARTNERS, LLC, a California limited liability company ("MWP") and QUICKRESPONSE SERVICES, INC., a California corporation ("QRS").

                                    RECITALS

     A. MWP's predecessor in interest and QRS's predecessor in interest entered into that certain lease captioned "Marina Bay Business Park Phase I Office Lease" dated April 27, 1990, which lease has been amended by that certain First Amendment of Lease dated July 1, 1992, that certain Second Amendment to Lease dated August 20, 1993 and that certain Third Amendment to Lease dated as of October 8, 1993 (as amended, the "Existing Lease").

     B. Concurrently herewith, MWP and QRS are entering a Fourth Amendment to Lease (the "Fourth Amendment"), pursuant to which the parties are, among other things, amending the Existing Lease to extend the term of the Existing Lease and adjust the amount of rent payable thereunder as provided therein. The Existing lease, as amended by the Fourth Amendment, is hereinafter referred to as the "Lease."

     C. To induce QRS to enter into the Fourth Amendment, MWP has agreed to grant to QRS an option to lease additional space on a build to suit basis, as set forth below.

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     NOW, THEREFORE, for mutual consideration, the receipt and adequacy of which are hereby acknowledged, QRS and MWP agree as follows:

     1. GRANT OF OPTION. MWP hereby grants QRS an option (the "Option") to lease all of the rentable space (the "Option Space") in an office building (the "Building") to be constructed by MWP on property adjacent to the buildings leased to QRS under the Lease (in the approximate location shown on EXHIBIT A attached hereto) on the terms set forth in Section 2 below. The Building shall consist of not less than 75,000 rentable square feet of space and not more than 100,000 rentable square feet of space, and shall be substantially similar in design to the buildings leased to QRS under the Lease. QRS shall have the right to approve the plans and specifications for the Building.

     2. TERMS OF LEASE. The terms of the lease (the "New Lease") to be entered into between QRS and MWP for the Option Space are as follows:

          a. TERM. The term of the New Lease shall commence on (the "Commencement Date") MWP's completion of the Building (as evidenced by the issuance of a certificate of occupancy for the Building) and delivery of possession of the Option Space to QRS and end on June 30, 2010. MWP shall notify QRS in writing thirty (30) days' prior to delivering possession of the Option Space to QRS.

          b. DELIVERY OF POSSESSION. MWP shall complete the construction of the Building and Tenant Improvements (defined below) and deliver possession of the Option Space to QRS within twelve (12) months after QRS' exercise of its Option

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and approval of Tenant's plans and specifications for the Tenant Improvements
(which approval shall not be unreasonably withheld, conditioned or delayed).

          c.   BASE RENT. The monthly base rent shall be as follows:

          Period                        Monthly Base Rent
          ------                        -----------------

          July 1, 1988-                 One and 50/100 Dollars
          June 30, 2000                 ($1.50) per rsf.

          July 1, 2000                  One and 60/100 Dollars
          June 30, 2010                 ($1.60) per rsf.

          d. ADDITIONAL RENT. MWP shall lease the Option Space to QRS on a triple net basis, with no expense stop.

          e. TI ALLOWANCE. MWP shall provide QRS with a tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of Twenty-Five Dollars ($25.00) per rentable square foot to be used to construct certain tenant improvements (the "Tenant Improvements") in the Option Space. QRS shall pay for the cost of constructing the Tenant Improvements to the extent the cost of constructing the Tenant Improvements exceeds the Tenant Improvement Allowance (not to exceed the estimate of the total amount of constructing the Tenant Improvements approved by QRS), which such amount is to be paid by QRS to MWP prior to commencement of the construction of the Tenant Improvements.

          f. ROUTING. MWP will finance the cost of installing QRS' installation of a dual-routing capability from Pacific Bell from the Option Space to the I-580 corridor not to exceed Five Dollars ($5.00) per rentable square foot of space

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in the Option Space, with such amount to be included in the rent payable by QRS to MWP under the New Lease (amortized over the term of the New Lease at MWP's actual cost of funds).

          g. SECURITY DEPOSIT. One month's Base Rent, to be paid upon QRS' exercise of the Option.

          h. OTHER TERMS. All other terms and conditions of the New Lease shall be as set forth in the Lease.

     3. TERM OF OPTION. The Option shall commence on September 1, 1997 and terminate if not exercised on or before September 1, 1999.

     4. MANNER OF EXERCISE. Provided QRS is not in default under the Lease beyond any applicable cure period, QRS may exercise the Option by written notice of exercise delivered to MWP on or before 5:00 p.m. on September 1, 1999.

     5. FAILURE TO CONSTRUCT BUILDING. If for any reason MWP fails to complete construction of the Building and Tenant Improvements and deliver possession of the Premises to QRS within twelve (12) months after QRS' exercise of its Option, QRS shall have the right to terminate the New Lease upon written notice to MWP.

     6. ASSIGNABILITY OF OPTION. The Option is not assignable; provided however the Option may be assigned to a permitted assignee of the existing Lease if assigned concurrently with an assignment of such Lease to such permitted assignee.

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     7.   BROKERS. QRS and MWP each represent to the other that it is not obligated to pay any real estate brokerage or other commission or fee in connection with the Option or the lease contemplated by this Agreement. Each party shall indemnify and hold the other free and harmless from and against all claims which may be instituted by any broker, agent, finder, licensed or otherwise, claiming through, under by reason of the conduct of the indemnifying party in connection with this transaction.

     8. NOTICES. Any notice to be given hereunder shall be in writing and shall be given either by personal delivery (including nationally recognized express or courier service), or by registered or certified mail, with return receipt requested, postage prepaid and addressed as follows or to such other address as may be specified by a party. Delivery shall be effective upon actual receipt.

          To MWP:   Marina Westshore Partners
                    c/o Penterra Company
                    1391 Marina Way South
                    Richmond, CA 94804
                    Attention: Richard R. Poe

          To QRS:   QuickResponse Services
                    1400 Marina Way South
                    Richmond, CA 94804
                    Attention: Shawn O'Connor

     9. ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both oral and written.

     10. ATTORNEYS' FEES. Should either party employ attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this

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Agreement, or to recover damages for breach of this Agreement, or to enforce any judgment relating to this Agreement and the transaction contemplated hereby, the prevailing party shall be entitled to reasonable attorneys' fees and court costs.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF the parties have executed this Option as of the day and year first above written.

                                        QUICKRESPONSE SERVICES, INC.,
                                        a California corporation

                                        By: /s/Shawn M. O'Connor
                                            ----------------------------------
                                        Name: SHAWN M. O'CONNOR
                                             ---------------------------------
                                        Its: VP & CFO
                                             ---------------------------------

                                        MARINA WESTSHORE PARTNERS, LLC
                                        a California limited liability company

                                        By /s/Richard R. Poe
                                           -----------------------------------
                                           Richard R. Poe
                                           Its Manager


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